Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Mick Reynolds
	CEO	Executive Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
Email: banking@therightbank.com

FOR IMMEDIATE RELEASE

Pacific Continental Corporation Reports Third Quarter 2012 Results

Loan Growth and Continued Credit Quality Improvement Drive Quarterly Results.

EUGENE, Ore., October 17, 2012 — Pacific Continental Corporation (Nasdaq: PCBK), the holding company of Pacific Continental Bank, today reported financial results for the third quarter 2012.

Recent highlights:

•	Net income increased 32.8% over prior year third quarter.

•	Loan growth continues for the third consecutive quarter.

•	Nonperforming and classified assets continued their contraction.

•	Net loan recoveries recorded during the quarter.

•	Increased quarterly cash dividend to $0.07 per share and declared special cash dividend of $0.04 per share.

•	Continued repurchase of shares with total of 166,612 shares repurchased during current quarter and 576,537 shares repurchased since the inception of the stock repurchase plan.

•	Total risk-based capital ratio of 18.62%, significantly above the 10.0% minimum for “well-capitalized” designation.

Net Income

Net income for third quarter 2012 was $3.4 million, up 32.8% over third quarter 2011. Earnings per diluted share for the current quarter were $0.19 compared to $0.14 for the same quarter last year. Return on average assets and return on average tangible equity for third quarter 2012 were 1.03% and 8.56%, up from the 0.83% and 6.56% reported for third quarter 2011. The efficiency ratio for third quarter 2012 was 62.70%, relatively unchanged from third quarter 2011.

“Current quarter results reflect the success we have had in executing our strategic initiatives,” said Hal Brown, chief executive officer. “Accelerating loan growth, continued credit quality improvement and the incremental leveraging of our shareholder equity suggests strengthening performance and supports the board’s decision to increase the cash dividend,” added Brown.

Year-to-date September 30, 2012, net income was $9.3 million, up $3.1 million or 49.7% over the same period last year. Year-to-date earnings per diluted share were $0.51 for the current year compared to $0.34 for the same period last year, an increase of 50.0%.

Loan growth accelerates

Outstanding gross loans at September 30, 2012, were $837.0 million, up $10.2 million during the third quarter. Excluding the $13.2 million in loans transferred to other real estate during the quarter, gross loans increased $23.4 million or 3.2% during the third quarter. Growth in construction, owner-occupied commercial real estate and commercial loans during the third quarter more than offset contraction in multifamily and residential real estate loans. Growth in commercial loans was especially strong, increasing 4.6% during the quarter and 19.0% from third quarter 2011. The bank continued to enjoy success in lending to health care professionals. Dental practice loans, in particular, represented 29.3% of the total loan portfolio at September 30, 2012 and grew 5.4% during the third quarter and 25.2% since September 30, 2011.

“Our strong capital position and focused niche strategy have proven to be successful in an increasingly competitive market and still challenging economic environment,” said Roger Busse, president and chief operating officer. “Our loan and deposit pipelines continue to improve and we are optimistic for growth in future quarters,” added Busse.

Capital management

In February 2012, the Company’s board of directors authorized the repurchase of up to five percent of the Company’s shares issued and outstanding or approximately 922,000 shares, with the purchases to take place over 12 months. During the third quarter 2012, the Company repurchased 166,612 shares at a weighted average price of $9.00 per share. Since the inception of the repurchase plan, the Company repurchased 576,537 shares at a weighted average price of $8.82 per share. Share repurchases and cash dividends during the first three quarters of the year combined to keep capital levels relatively unchanged from prior year-end, a strategy that is expected to continue throughout the remainder of 2012.

The Company’s capital ratios continue to be well above the minimum FDIC “well-capitalized” designated levels. At September 30, 2012, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and Total risk-based capital ratio were 12.53%, 17.37%, and 18.62% as compared to 13.09%, 17.97%, and 19.22% at December 31, 2011. The FDIC’s current minimum “well-capitalized” designation ratios are 5.00%, 6.00%, and 10.00%, respectively.

Classified assets, provisioning and loan statistics

Classified assets continued a two-year trend of decline and at September 30, 2012, totaled $58.0 million, a decrease of $2.3 million from the end of the prior quarter and down $10.5 million and $23.0 million from December 31, 2011, and September 30, 2011, respectively. Nonperforming assets, a subcategory of classified assets, totaled $28.9 million at September 30, 2012, or 2.14% of total assets, a decrease from December 31, 2011, and September 30, 2011, ratios of 2.92% and 3.56%, respectively.

Loans past-due 30-89 days were 0.47% of total loans at September 30, 2012, compared to 0.41% of total loans at December 31, 2011. This is the thirteenth consecutive quarter in which this ratio was near or below one percent.

“We are pleased with the continued reduction in our classified and nonperforming assets,” said Casey Hogan, chief credit officer. “Based on our pending resolutions and on-going collection activities, we remain optimistic this trend will continue throughout the remainder of 2012,” added Hogan.

The Company recorded no provision for loan losses in the third quarter 2012, compared to $600 thousand and $1.3 million recorded in first and second quarters of 2012, respectively. The lower provision for loan losses reflects improved credit quality and recoveries recorded during the quarter. During the third quarter 2012, the Company had net loan recoveries of $108 thousand compared to net loan charge offs of $412 thousand and $254 thousand in the first quarter and second quarter of 2012, respectively. For the first nine months of 2012, the Company recorded net loan charge offs of $558 thousand or annualized 0.09% of average loans.

The allowance for loan losses as a percentage of outstanding loans at September 30, 2012, was 1.95% compared to 1.85% and 1.82% at December 31, 2011, and September 30, 2011, respectively.

Core deposit activity

Period-end Company-defined core deposits at September 30, 2012, increased by $30.8 million from the end of second quarter 2012 and were relatively unchanged from December 31, 2011. The Company experienced a more typical seasonal core deposit pattern where outflows historically occurred during the first half of the year followed by growth during the second half of the year. At September 30, 2012, noninterest-bearing demand deposits totaled $304 million, an 8.7% increase from that of a year ago, and now represent 34.4% of core deposits. Average core deposits, a measure that eliminates daily volatility, for the third quarter 2012 were $879.6 million, up $20.8 million over second quarter 2012.

Net interest margin

The third quarter 2012 net interest margin was 4.16%, a decline of 15 and 40 basis points from the net interest margins reported for second quarter 2012 and third quarter 2011, respectively. The contraction in the net interest margin was due to lower yields on the Company’s loan and securities portfolio. Loan yields continued to contract during the third quarter 2012 when compared to the prior quarter and prior year as new loan production in this historically low interest rate environment was booked at yields lower than the average yield on the existing portfolio. The yield on the securities portfolio was negatively impacted by low long-term interest rates that accelerated prepayments on the agency mortgage-backed segment of the portfolio, thus increasing the amortization of premiums and reinvestment of cash flow from the portfolio at lower rates than the average yield on the portfolio.

Noninterest income and expense

Third quarter noninterest income was $1.4 million, relatively unchanged from the prior quarter and was down $316 thousand from the third quarter last year. The decline from last year was primarily due to $359 thousand of gains on the sale of securities that occurred during the third quarter 2011. Excluding the third quarter 2011 gain on the sale of securities, second quarter 2012 noninterest income was up slightly over the same quarter last year. Year-to-date noninterest income was $4.4 million, down $189 thousand or 4.27% over last year. The decline was the result of $825 thousand in gains on the sale of securities during the first nine months of last year. Excluding the 2011 gain on sale of securities, noninterest income for the first nine months of 2012 was up $636 thousand or 17.1% over the same period last year.

Noninterest expense in third quarter 2012 was relatively unchanged from the prior quarter and declined by $209 thousand or 2.3% from third quarter 2011. Year-to-date noninterest expense of $26.2 million was down $1.1 million or 4.0% from the same period last year. The decrease in noninterest expense compared to the prior year was due to reductions in FDIC insurance assessments, other real estate expense, and costs, such as legal fees related to collection of problem assets. A portion of the decline in these three categories was offset by an increase in personnel expense.

Conference call and audio webcast:

Management will conduct a live conference call and audio webcast for interested parties relating to the Company’s results for the third quarter 2012 on Thursday, October 18, 2012, at 11:00 a.m. Pacific Time / 2:00 p.m. Eastern Time. To listen to the conference call, interested parties should call (866) 292-1418. Following the formal remarks, a question and answer session will be open to all interested parties. The webcast will be available via Pacific Continental’s website (http://www.therightbank.com/). To listen to the live audio webcast, click on the webcast presentation link on the Company’s home page a few minutes before the presentation is scheduled to begin. An audio webcast replay is typically available within twenty-four hours following the live webcast and will be archived for one year on the Pacific Continental website. Any questions regarding the conference call presentation or webcast should be directed to Maecey Castle, vice president and director of corporate communications, at (541) 686-8685.

About Pacific Continental Bank

Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. The Bank also operates a loan production office in Tacoma, Washington. Pacific Continental, with $1.3 billion in assets, has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region’s largest markets including Seattle, Portland and Eugene. Pacific Continental targets the banking needs of community-based businesses, health care professionals, professional service providers and nonprofit organizations.

Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards and recognitions from highly regarded third-party organizations including The Seattle Times, the Portland Business Journal, the Seattle Business magazine and Oregon Business magazine. A complete list of the company’s awards and recognitions – as well as supplementary information about Pacific Continental Bank – can be found online at www.therightbank.com. Pacific Continental Corporation’s shares are listed on the Nasdaq Global Select Market under the symbol “PCBK” and are a component of the Russell 2000 Index.

Forward-Looking Statement Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “goals,” “believes” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made represent Pacific Continental’s current estimates, projections, expectations, plans or forecasts of its future results and revenues, including but not limited to statements about performance, loan and deposit growth, capital strategy and future suggested problem loan migration. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Pacific Continental’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under “Risk Factors”, “Business”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pacific Continental’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in any of Pacific Continental’s subsequent SEC filings: the high concentration of loans of the Company’s banking subsidiary in commercial and residential real estate lending; adverse economic trends in the United States and the markets we serve affecting the Bank’s borrower base; a continued decline in the housing and real estate market; a continued increase in unemployment or sustained high levels of unemployment; continued erosion or sustained low levels of consumer confidence; changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs; vendor quality and efficiency; the Company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; and a tightening of available credit. Pacific Continental Corporation undertakes no obligation to publicly revise or update any forward-looking statement to reflect the impact of events or circumstances that arise after the date of this release. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

PACIFIC CONTINENTAL CORPORATION

Consolidated Income Statements

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Interest and dividend income
Loans	$11,971	$12,583	$36,089	$38,146
Securities	1,910	2,415	6,048	6,710
Federal funds sold & interest-bearing deposits with banks	2	1	4	5

	13,883	14,999	42,141	44,861

Interest expense
Deposits	992	1,628	3,149	5,325
Federal Home Loan Bank & Federal Reserve borrowings	364	459	1,259	1,412
Junior subordinated debentures	38	34	116	99
Federal funds purchased	4	11	20	32

	1,398	2,132	4,544	6,868

Net interest income	12,485	12,867	37,597	37,993
Provision for loan losses	—	1,750	1,900	5,900

Net interest income after provision for loan losses	12,485	11,117	35,697	32,093

Noninterest income
Service charges on deposit accounts	463	462	1,359	1,328
Other fee income, principally bankcard	408	402	1,205	1,207
Loan servicing fees	20	27	59	82
Mortgage banking income	—	50	72	124
Gain on sale of investment securities	—	359	—	825
Bank-owned life insurance income	157	—	432	—
Other noninterest income	367	431	1,231	981

	1,415	1,731	4,358	4,547

Noninterest expense
Salaries and employee benefits	4,720	4,691	14,721	14,136
Premises and equipment	838	861	2,553	2,605
Bankcard processing	147	155	440	472
Business development	411	350	1,181	1,132
FDIC insurance assessment	285	381	814	1,268
Other real estate expense	466	734	1,082	2,146
Other noninterest expense	1,848	1,752	5,407	5,531

	8,715	8,924	26,198	27,290

Income before provision for income taxes	5,185	3,924	13,857	9,350
Provision for income taxes	1,747	1,336	4,587	3,156

Net income	$3,438	$2,588	$9,270	$6,194

Earnings per share:
Basic	$0.19	$0.14	$0.51	$0.34

Diluted	$0.19	$0.14	$0.51	$0.34

Weighted average shares outstanding:
Basic	17,978,081	18,433,084	18,166,377	18,425,344
Common stock equivalents attributable to stock-based awards	152,964	15,871	152,957	18,637

Diluted	18,131,045	18,448,955	18,319,334	18,443,981

PERFORMANCE RATIOS
Return on average assets	1.03%	0.83%	0.95%	0.68%
Return on average equity (book)	7.52%	5.74%	6.85%	4.71%
Return on average equity (tangible) (1)	8.56%	6.56%	7.81%	5.40%
Net interest margin (2)	4.16%	4.56%	4.28%	4.61%
Efficiency ratio (3)	62.70%	61.13%	62.44%	64.15%

(1)	Tangible equity excludes goodwill and core deposit intangible assets related to acquisitions.
(2)	Net interest margin is reported on a tax-equivalent yield basis at a 35% tax rate.
(3)	Efficiency ratio is noninterest expense divided by operating revenues. Operating revenues are net interest income plus noninterest income.

PACIFIC CONTINENTAL CORPORATION

Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,	September 30,
	2012	2011	2011
ASSETS
Cash and due from banks	$20,840	$19,807	$16,896
Interest-bearing deposits with banks	53	52	69

Total cash and cash equivalents	20,893	19,859	16,965
Securities available-for-sale	406,175	346,542	340,118
Loans held-for-sale	—	1,058	400
Loans, less allowance for loan losses and net deferred fees	819,922	805,211	812,525
Interest receivable	4,861	4,725	4,243
Federal Home Loan Bank stock	10,557	10,652	10,652
Property and equipment, net of accumulated depreciation	19,478	20,177	20,379
Goodwill and intangible assets	22,068	22,235	22,291
Deferred tax asset	6,803	7,308	7,428
Taxes receivable	—	1,671	—
Other real estate owned	19,235	11,000	11,663
Prepaid FDIC assessment	1,998	2,782	3,164
Bank-owned life insurance	15,469	15,038	—
Other assets	2,963	1,974	1,743

Total assets	$1,350,422	$1,270,232	$1,251,571

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$304,016	$278,576	$279,733
Savings and interest-bearing checking	520,218	545,856	537,009
Time $100,000 and over	77,790	72,436	68,330
Other time	78,138	68,386	66,545

Total deposits	980,162	965,254	951,617
Federal funds and overnight funds purchased	9,385	12,300	8,185
Federal Home Loan Bank borrowings	165,000	101,500	98,500
Junior subordinated debentures	8,248	8,248	8,248
Accrued interest and other payables	4,848	4,064	3,951

Total liabilities	1,167,643	1,091,366	1,070,501

Shareholders’ equity
Common stock: 50,000,000 shares authorized. Shares issued and outstanding: 17,900,188 at September 30, 2012, 18,435,084 at December 31, 2011 and 18,433,084 at September 30, 2011	133,385	137,844	137,660
Retained earnings	43,113	37,468	39,242
Accumulated other comprehensive income	6,281	3,554	4,168

	182,779	178,866	181,070

Total liabilities and shareholders’ equity	$1,350,422	$1,270,232	$1,251,571

CAPITAL RATIOS
Total capital (to risk weighted assets)	18.62%	19.22%	18.89%
Tier I capital (to risk weighted assets)	17.37%	17.97%	17.64%
Tier I capital (to leverage assets)	12.53%	13.09%	13.48%
Tangible common equity (to tangible assets)(1)	12.10%	12.55%	12.92%
Tangible common equity (to risk-weighted assets)(1)	17.18%	17.47%	17.22%
OTHER FINANCIAL DATA
Shares outstanding at end of period	17,900,188	18,435,084	18,433,084
Tangible shareholders’ equity(1)	$160,711	$156,631	$158,779
Book value per share	$10.21	$9.70	$9.82
Tangible book value per share	$8.98	$8.50	$8.61

(1)	Tangible shareholders’ equity excludes goodwill and core deposit intangible assets related to acquisitions.

PACIFIC CONTINENTAL CORPORATION

Loans by Type and Allowance for Loan Losses

(In thousands)

(Unaudited)

	September 30,	December 31,	September 30,
	2012	2011	2011
LOANS BY TYPE
Real estate secured loans:
Permanent loans:
Multifamily residential	$43,080	$51,897	$54,029
Residential 1-4 family	53,556	61,717	62,726
Owner-occupied commercial	222,374	207,008	209,702
Nonowner-occupied commercial	140,104	157,844	166,969

Total permanent real estate loans	459,114	478,466	493,426
Construction loans:
Multifamily residential	12,794	2,574	1,158
Residential 1-4 family	18,108	17,960	17,865
Commercial real estate	15,817	10,901	13,368
Commercial bare land and acquisition & development	9,887	19,496	24,987
Residential bare land and acquisition & development	9,108	12,707	13,034

Total construction real estate loans	65,714	63,638	70,412
Total real estate loans	524,828	542,104	563,838
Commercial loans	306,870	272,600	257,889
Consumer loans	3,941	4,569	5,021
Other loans	1,334	1,556	1,762

Gross loans	836,973	820,829	828,510
Deferred loan origination fees	(768)	(677)	(698)

	836,205	820,152	827,812
Allowance for loan losses	(16,283)	(14,941)	(15,287)

	$819,922	$805,211	$812,525

Real estate loans held-for-sale	$—	$1,058	$400

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$16,175	$15,326	$14,941	$16,570
Provision for loan losses	—	1,750	1,900	5,900
Loan charge offs	(1,140)	(2,208)	(2,809)	(8,085)
Loan recoveries	1,248	419	2,251	902

Net (charge offs) recoveries	108	(1,789)	(558)	(7,183)

Balance at end of period	$16,283	$15,287	$16,283	$15,287

PACIFIC CONTINENTAL CORPORATION

Selected Other Financial Information and Ratios

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
BALANCE SHEET AVERAGES
Loans(1)	$832,845	$824,084	$828,283	$836,223
Allowance for loan losses	(16,151)	(15,193)	(16,002)	(15,889)

Loans, net of allowance	816,694	808,891	812,281	820,334
Securities and short-term deposits	399,224	323,996	379,338	292,171

Earning assets	1,215,918	1,132,887	1,191,619	1,112,505
Noninterest-earning assets	111,159	101,121	111,707	103,763

Assets	$1,327,077	$1,234,008	$1,303,326	$1,216,268

Interest-bearing core deposits(2)	$579,469	$612,576	$578,648	$622,038
Noninterest-bearing core deposits(2)	300,091	274,808	290,847	260,108

Core deposits(2)	879,560	887,384	869,495	882,146
Noncore interest-bearing deposits	99,852	71,940	92,827	62,517

Deposits	979,412	959,324	962,322	944,663
Borrowings	161,215	92,295	156,001	92,523
Other noninterest-bearing liabilities	4,606	3,493	4,252	3,281

Liabilities	1,145,233	1,055,112	1,122,575	1,040,467

Shareholders’ equity (book)	181,844	178,896	180,751	175,801

Liabilities and equity	$1,327,077	$1,234,008	$1,303,326	$1,216,268

Shareholders’ equity (tangible)(3)	$159,756	$156,575	$158,598	$153,425

SELECTED MARKET DATA
Eugene market gross loans, period end	$239,245	$248,525
Portland market gross loans, period end	375,234	374,322
Seattle market gross loans, period end	151,745	167,112
Out of market health care gross loans, period end	69,981	37,853

Total gross loans, period end	$836,205	$827,812

Eugene market core deposits, period end(2)	$512,842	$514,453
Portland market core deposits, period end(2)	226,576	242,341
Seattle market core deposits, period end(2)	143,196	123,933

Total core deposits, period end(2)	882,614	880,727
Other deposits, period end	97,548	70,890

Total	$980,162	$951,617

Eugene market core deposits, average(2)	$508,927	$507,644
Portland market core deposits, average(2)	229,913	252,903
Seattle market core deposits, average(2)	140,720	126,837

Total core deposits, average(2)	879,560	887,384
Other deposits, average	99,852	71,940

Total	$979,412	$959,324

NET INTEREST MARGIN RECONCILIATION
Yield on average loans	5.83%	6.17%	5.93%	6.22%
Yield on average securities(4)	2.13%	3.13%	2.35%	3.24%

Yield on average earning assets(4)	4.62%	5.30%	4.79%	5.44%
Rate on average interest-bearing core deposits	0.45%	0.80%	0.49%	0.95%
Rate on average interest-bearing non-core deposits	1.34%	2.19%	1.46%	1.95%

Rate on average interest-bearing deposits	0.58%	0.94%	0.42%	1.04%
Rate on average borrowings	1.00%	2.17%	1.19%	2.23%

Cost of interest-bearing funds	0.66%	1.09%	0.73%	1.18%

Interest rate spread(4)	3.96%	4.21%	4.06%	4.25%

Net interest margin(4)	4.16%	4.56%	4.28%	4.61%

(1)	Includes loans held-for sale.
(2)	Core deposits include all demand, savings, and interest checking accounts plus all local time deposits including local time deposits in excess of $100.
(3)	Tangible shareholders’ equity excludes goodwill and core deposit intangible assets related to acquisitions.
(4)

Tax-exempt income has been adjusted to a tax-equivalent basis at a 35% tax rate. The amount of such adjustment was an addition to recorded income of approximately $226 thousand, and $143 thousand for the nine months ended September 30, 2012, and September 30, 2011, respectively.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Assets and Asset Quality Ratios

(In thousands)

(Unaudited)

	September 30,	December 31,	September 30,
	2012	2011	2011
NONPERFORMING ASSETS
Non-accrual loans
Real estate secured loans:
Permanent loans:
Multifamily residential	$—	$—	$—
Residential 1-4 family	2,517	3,426	3,393
Owner-occupied commercial	3,624	5,138	4,704
Nonowner-occupied commercial	—	575	1,313

Total permanent real estate loans	6,141	9,139	9,410
Construction loans:
Multifamily residential	—	—	—
Residential 1-4 family	—	757	1,596
Commercial real estate	—	933	1,500
Commercial bare land and acquisition & development	—	7,837	13,027
Residential bare land and acquisition & development	104	1,929	1,451

Total construction real estate loans	104	11,456	17,574

Total real estate loans	6,245	20,595	26,984
Commercial loans	4,578	5,999	6,732

Total nonaccrual loans	10,823	26,594	33,716
90-days past due and accruing interest	—	—	—
Total nonperforming loans	10,823	26,594	33,716

Nonperforming loans guaranteed by government	(1,123)	(495)	(851)
Net nonperforming loans	9,700	26,099	32,865

Other real estate owned	19,235	11,000	11,663

Total nonperforming assets, net of guaranteed loans	$28,935	$37,099	$44,528

ASSET QUALITY RATIOS
Allowance for loan losses as a percentage of total loans outstanding	1.95%	1.82%	1.85%
Allowance for loan losses as a percentage of total nonperforming loans, net of government guarantees	167.87%	57.25%	46.51%
Net loan charge offs (recoveries) as a percentage of average loans, annualized	-0.05%	1.74%	1.15%
Net nonperforming loans as a percentage of total loans	1.16%	3.18%	3.97%
Nonperforming assets as a percentage of total assets	2.14%	2.92%	3.56%
Consolidated classified asset ratio(1)	32.43%	38.91%	45.51%
Past due as a percentage of total loans (2)	0.47%	0.41%	0.59%

(1)

Classified asset ratio is defined as the sum of all loan-related contingent liabilities and loans internally graded substandard or worse, impaired loans (net of government guarantees), adversely classified securities, and other real estate owned, divided by total consolidated Tier 1 capital plus the allowance for loan losses.

(2)	Defined as loans past due more than 30 days and still accruing interest, as a percentage of total loans, net of deferred fees.

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

For the period June 30, 2012 Through September 30, 2012

(Unaudited)

	Balance at June 30, 2012	Additions to Non-performing	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at September 30, 2012
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$—	$—
Residential 1-4 family	3,435	223	(1,025)	—	(23)	(93)	2,517
Owner-occupied commercial	3,952	33	(34)	—	(31)	(296)	3,624
Nonowner-occupied commercial	—	—	—	—	—	—	—

Total real estate loans	7,387	256	(1,059)	—	(54)	(389)	6,141
Construction
Multifamily residential	—	—	—	—	—	—	—
Residential 1-4 family	2,637	52	(2,653)	—	(36)	—	—
Commercial real estate	933	6	—	—	—	(939)	—
Commercial bare land and acquisition & development	8,491	3,472	—	—	(81)	(11,882)	—
Residential bare land and acquisition & development	1,157	—	(1,021)	—	—	(32)	104

Total construction loans	13,218	3,530	(3,674)	—	(117)	(12,853)	104
Commercial and other	3,089	1,973	(21)	—	(463)	—	4,578
Consumer	—	—	—	—	—	—	—

Total	$23,694	$5,759	$(4,754)	$—	$(634)	$(13,242)	$10,823

PACIFIC CONTINENTAL CORPORATION

Nonperforming Loan Rollforward

(In thousands)

For the period December 31, 2011 Through September 30, 2012

(Unaudited)

	Balance at December 31, 2011	Additions to Non-performing	Net Paydowns	Returns to Performing	Charge-offs	Transfers to OREO	Balance at September 30, 2012
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—		$—
Residential 1-4 family	3,426	1,332	(1,772)	—	(185)	(284)	2,517
Owner-occupied commercial	5,138	419	(1,106)	—	(531)	(296)	3,624
Nonowner-occupied commercial	575	—	(565)	—	(10)		—

Total real estate loans	9,139	1,751	(3,443)	—	(726)	(580)	6,141
Construction
Multifamily residential	—	—	—	—	—		—
Residential 1-4 family	757	2,688	(3,341)	—	(104)		—
Commercial real estate	933	6	—	—	—	(939)	—
Commercial bare land and acquisition & development	7,836	4,132	(5)	—	(81)	(11,882)	—
Residential bare land and acquisition & development	1,929	143	(1,773)	—	(163)	(32)	104

Total construction loans	11,455	6,969	(5,119)	—	(348)	(12,853)	104
Commercial and other	5,999	1,973	$(2,931)	—	(463)		4,578
Consumer	—	—	—	—	—	—	—

Total	$26,593	$10,693	$(11,493)	$—	$(1,537)	$(13,433)	$10,823

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

For the Period June 30, 2012 through September 30, 2012

(Unaudited)

	Balance at June 30, 2012	Additions to OREO	Capitalized Costs	Paydowns/ Sales	Writedowns/ Loss/Gain	Balance at September 30, 2012
Real estate
Multifamily residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	363	93	—	(247)	—	209
Owner-occupied commercial	230	296	—	(230)	—	296
Nonowner-occupied commercial	4,362	—	—	—	—	4,362

Total real estate loans	4,955	389	—	(477)	—	4,867
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	65	—	—	(65)	—	—
Commercial real estate	1,425	939	—	—	—	2,364
Commercial bare land and acquisition & development	502	11,882	—	—	(399)	11,985
Residential bare land and acquisition & development	19	32	—	(32)	—	19

Total construction loans	2,011	12,853	—	(97)	(399)	14,368
Commercial and other	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$6,966	$13,242	$—	$(574)	$(399)	$19,235

PACIFIC CONTINENTAL CORPORATION

Other Real Estate Owned Rollforward

(In thousands)

For the Period December 31, 2011 Through September 30, 2012

(Unaudited)

	Balance at	Additions to	Capitalized	Paydowns/	Writedowns/	Balance at
	December 31, 2011	OREO	Costs	Sales	Loss/Gain	September 30, 2012
Real estate
Multifamily residential	$—	$—	$—	$—	$—	$—
Residential 1-4 family	3,242	284	—	(3,169)	(148)	209
Owner-occupied commercial	469	296	—	(413)	(56)	296
Nonowner-occupied commercial	4,769	—	—	(244)	(163)	4,362

Total real estate loans	8,480	580	—	(3,826)	(367)	4,867
Construction
Multifamily residential	—	—	—	—	—	—
Residential 1-4 family	234	—	—	(225)	(9)	—
Commercial real estate	1,425	939	—	—	—	2,364
Commercial bare land and acquisition & development	819	11,882	—	—	(716)	11,985
Residential bare land and acquisition & development	42	32	—	(54)	(1)	19

Total construction loans	2,520	12,853	—	(279)	(726)	14,368
Commercial and other	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	$11,000	$13,433	$—	$(4,105)	$(1,093)	$19,235

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of September 30, 2012

			Greater
	30-59 Days	60-89 Days	Than		Total Past
	Past Due	Past Due	90 Days		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$43,080	$43,080
Residential 1-4 family	208	—	—	2,517	2,725	50,831	53,556
Owner-occupied commercial	—	340	—	3,624	3,964	218,410	222,374
Nonowner-occupied commercial	92	—	—	—	92	140,012	140,104

Total real estate loans	300	340	—	6,141	6,781	452,333	459,114
Construction
Multifamily residential	—	—	—	—	—	12,794	12,794
Residential 1-4 family	192	—	—	—	192	17,916	18,108
Commercial real estate	1,598	—	—	—	1,598	14,219	15,817
Commercial bare land and acquisition & development	—	—	—	—	—	9,887	9,887
Residential bare land and acquisition & development	—	—	—	104	104	9,004	9,108

Total construction loans	1,790	—	—	104	1,894	63,820	65,714
Commercial and other	1,508	—	—	4,578	6,086	302,118	308,204
Consumer	5	—	—	—	5	3,936	3,941

Totals	$3,603	$340	$—	$10,823	$14,766	$822,207	$836,973

PACIFIC CONTINENTAL CORPORATION

Aged Analysis of Loans Receivable (Unaudited)

(In thousands)

As of December 31, 2011

			Greater
	30-59 Days	60-89 Days	Than		Total Past
	Past Due	Past Due	90 Days		Due and	Total	Total Loans
	Still Accruing	Still Accruing	Still Accruing	Nonaccrual	Nonaccrual	Current	Receivable
Real estate loans
Multifamily residential	$—	$—	$—	$—	$—	$51,897	$51,897
Residential 1-4 family	251	210	—	3,426	3,887	57,830	61,717
Owner-occupied commercial	151	190	—	5,138	5,479	201,529	207,008
Nonowner-occupied commercial	—	—	—	575	575	157,269	157,844

Total real estate loans	402	400	—	9,139	9,941	468,525	478,466
Construction
Multifamily residential	—	—	—	—	—	2,574	2,574
Residential 1-4 family	67	—	—	757	824	17,136	17,960
Commercial real estate	1,635	—	—	933	2,568	8,333	10,901
Commercial bare land and acquisition & development	—	—	—	7,837	7,837	11,659	19,496
Residential bare land and acquisition & development	52	175	—	1,929	2,156	10,551	12,707

Total construction loans	1,754	175	—	11,456	13,385	50,253	63,638
Commercial and other	634	—		5,999	6,633	267,523	274,156
Consumer	—	—	—	—	—	4,569	4,569

Total	$2,790	$575	$—	$26,594	$29,959	$790,870	$820,829

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of September 30, 2012

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multifamily residential	$41,744	$—	$1,336	$—	$43,080
Residential 1-4 family	44,899	—	8,657	—	53,556
Owner-occupied commercial	212,243	—	10,131	—	222,374
Nonowner-occupied commercial	136,518	—	3,586	—	140,104

Total real estate loans	435,404	—	23,710	—	459,114
Construction
Multifamily residential	12,794	—	—	—	12,794
Residential 1-4 family	17,916	—	192	—	18,108
Commercial real estate	14,219	—	1,598	—	15,817
Commercial bare land and acquisition & development	9,887	—	—	—	9,887
Residential bare land and acquisition & development	6,096	—	3,012	—	9,108

Total construction loans	60,912	—	4,802	—	65,714
Commercial and other	298,136	—	10,068	—	308,204
Consumer	3,874	—	67	—	3,941

Totals	$798,326	$—	$38,647	$—	$836,973

PACIFIC CONTINENTAL CORPORATION

Credit Quality Indicators (Unaudited)

(In thousands)

As of December 31, 2011

	Loan Grade
	Pass	Special Mention	Substandard	Doubtful	Totals
Real estate loans
Multifamily residential	$50,547	$—	$1,350	$—	$51,897
Residential 1-4 family	51,622	—	10,095	—	61,717
Owner-occupied commercial	194,250	—	11,143	1,615	207,008
Nonowner-occupied commercial	154,805	—	3,039	—	157,844

Total real estate loans	451,224	—	25,627	1,615	478,466
Construction
Multifamily residential	2,574	—	—	—	2,574
Residential 1-4 family	14,036	—	3,924	—	17,960
Commercial real estate	7,075	—	3,826	—	10,901
Commercial bare land and acquisition & development	11,000	—	8,496	—	19,496
Residential bare land and acquisition & development	9,929	—	2,778	—	12,707

Total construction loans	44,614	—	19,024	—	63,638
Commercial and other	264,415	—	9,663	78	274,156
Consumer	4,486	—	83	—	4,569

Totals	$764,739	$—	$54,397	$1,693	$820,829